Income Benefit Rider II

This rider provides Income Payments during the Income Period.
The Company has issued this rider as a part of the Entire Contract. Defined terms and contractual provisions are set forth in the contract or added in this rider. This rider is effective on the Issue Date, as shown on your Income Benefit Rider Contract Schedule.
If the Income Benefit Date occurs on the Index Effective Date, we will not accept Additional Purchase Payments after the Income Benefit Date. If the Income Benefit Date occurs after the Index Effective Date, we will not accept Additional Purchase Payments on or after the Income Benefit Date. On and after the Income Benefit Date, the Free Withdrawal Privilege is no longer available.

Definitions

The following terms are added to “Definitions” in the Base Contract.
Adjusted Purchase Payments
Total of all Purchase Payments received reduced proportionately by the percentage of all Contract Value withdrawn as a Partial Withdrawal, including any Withdrawal Charges.
Base Contract
The contract to which this rider is attached.
Covered Person(s)
An individual upon whose age and lifetime we base Income Payments.
Eligible Person(s)
An individual who you can designate to be a Covered Person.
Excess Withdrawal
Any portion of a Partial Withdrawal taken during an Income Benefit Year that causes the total amount of Partial Withdrawals in that year to exceed the Annual Maximum will be an Excess Withdrawal. We treat any portion of a Partial Withdrawal you take while you are receiving Income Payments that is not an Excess Withdrawal as an Income Payment. An Excess Withdrawal includes any applicable Withdrawal Charge and reduces the values calculated under this contract as a withdrawal. An Excess Withdrawal does not include Contract Charges, Income Payments up to the Annual Maximum, or Required Minimum Distributions. If, at any point during an Income Benefit Year, the total Partial Withdrawals from that year meet or exceed the Annual Maximum, we will not make any remaining scheduled Income Payments for that Income Benefit Year.
You cannot take a partial Excess Withdrawal if the Contract Value, at the end of the Business Day before your withdrawal request, is less than the Minimum Required Value shown on the Contract Schedule. You also cannot take a partial Excess Withdrawal if the Contract Value less Withdrawal Charge, at the end of the Business Day after we process your withdrawal request, would be less than the Minimum Required Value shown on the Contract Schedule. However, you may request a Full Withdrawal for the total Cash Value and Income Payments will stop. This rider and the Base Contract terminate on the Business Day you take a Full Withdrawal.
Income Benefit Date
The date you begin Income Payments. After the Income Benefit Date, a contract will continue to be in the Accumulation Phase until the last Business Day before the Annuity Date.
Income Benefit Year
This is a period of 12 months that begins on the Income Benefit Date and all subsequent Income Benefit Anniversaries. However, if Income Payments begin on a date that is not the Index Effective Date or an Index Anniversary, the first Income Benefit Year is shorter than 12 months.
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Income Benefit Anniversary
The Income Benefit Date establishes a sequence of Income Benefit Anniversaries. All Income Benefit Anniversaries align with Index Anniversaries. If the Income Benefit Date occurs on the Index Effective Date or an Index Anniversary, the first Income Benefit Anniversary is 12 months after the Income Benefit Date. If the Income Benefit Date occurs on any other Business Day, the first Income Benefit Anniversary is less than 12 months after the Income Benefit Date. Subsequent Income Benefit Anniversaries align with Index Anniversaries.
Income Payment
The payment we make to you under this rider. An Income Payment is a Partial Withdrawal but is not subject to a Withdrawal Charge.
Income Period
The period of time beginning on the Income Benefit Date and ending upon the earlier of the last Business Day before the Annuity Date or the date this rider terminates.

Income Payments

How Income Payments begin
You may begin Income Payments by providing us with an Authorized Request on any Business Day that is:
•	On or after the Index Effective Date;
•
When the Covered Person(s) reaches the Minimum Exercise Age, but has not yet reached the Maximum Exercise Age, using the age(s) as of the Index Anniversary on or prior to the Income Benefit Date (or the Index Effective Date if the Income Benefit Date occurs before the first Index Anniversary). The Minimum and Maximum Exercise Age are shown on the Income Benefit Rider Contract Schedule;

•	After the end of the Income Payment Waiting Period, if applicable. The Income Waiting Period is shown on the Income Benefit Rider Contract Schedule;
•	Before the Annuity Date; and
•	Before the Early Reallocation Cutoff, if applicable. The Early Reallocation Cutoff is shown on the Index Options Contract Schedule.
On the Income Benefit Date, for any Index Options for which the Income Benefit Date is not a Term End Date, we exercise a Performance Lock on any unlocked Index Options and then reallocate the total Contract Value into the Part B Index Options according to the allocation instructions you provide when you make an Authorized Request to begin Income Payments. Part B Index Options are identified on the applicable Index Option Contract Schedule(s).
For the first Income Benefit Year, the entire Annual Maximum Income Payment is available even if the first Income Benefit Year is shorter than a period of 12 months. We make Income Payments according to the Income Payment Option and payment frequency you select. You must select an Income Payment Option and payment frequency when you provide us an Authorized Request to begin Income Payments. After the Income Benefit Date, you cannot change the Income Payment Option.
You may select a monthly, quarterly, semi-annual, or annual payment frequency. Unless instructed otherwise, if your first Income Benefit Year is less than 12 months, we adjust the amount per payment to ensure the amount requested is paid out within the first Income Benefit Year. If the specified payment frequency results in Income Payments that are less than the Minimum Income Payment, we will make Income Payments annually at the beginning of each Income Benefit Year. You may change the payment frequency by providing us an Authorized Request provided that the Contract Value is greater than zero, and the change will be effective on the next Income Benefit Anniversary.
If the Contract Value is greater than zero, you may take Income Payments in any amount greater than or equal to the Minimum Income Payment up to the Annual Maximum each Income Benefit Year before the Annuity Date. After the first Income Benefit Year, if you do not want to take Income Payments in a subsequent Income Benefit Year, you may request an Income Payment of zero. You may change the amount of your Income Payments by providing us an Authorized Request, and the change will be effective on the next Income Benefit Anniversary. The Minimum Income Payment is shown on the Income Benefit Rider Contract Schedule.
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We will pay Income Payments until the earlier of the last Business Day before the Annuity Date or the date this rider terminates. If the Contract Value is greater than zero but less than the Income Payment, we will add the difference to the Contract Value so that the Contact Value is equal to the Income Payment. Once the Contract Value is equal to zero, we will pay the Annual Maximum each Income Benefit Year according to the payment frequency you previously selected and Income Payments will be treated as Annuity Payments only for tax purposes. Income Payments will not be treated as Annuity Payments for any other purpose.
How we calculate the Annual Maximum for Level Income
On the Income Benefit Date, the Annual Maximum is equal to the greater of the Lifetime Income Percentage for the Level Income Payment Option multiplied by the Contract Value, or the Level Income Guarantee Payment Percentage multiplied by the Adjusted Purchase Payments if all of the following are met:
•	Level Income is selected as the Income Payment Option;
•	On the Issue Date, the Covered Person(s) has not yet reached the Maximum Issue Age for Level Income Guarantee; and
•
On the Index Anniversary on or prior to the Income Benefit Date (or on the Index Effective Date if the Income Benefit Date occurs before the first Index Anniversary), the Covered Person(s) has not yet reached the Maximum Exercise Age for Level Income Guarantee.

The Maximum Issue Age for Level Income Guarantee and the Maximum Exercise Age for Level Income Guarantee are shown on the Income Benefit Rider Contract Schedule. If the above criteria are not met, on the Income Benefit Date, the Annual Maximum is equal to the Lifetime Income Percentage for the Level Income Payment Option multiplied by the Contract Value.
On each Income Benefit Anniversary thereafter, we calculate the Annual Maximum based on the Level Income Payment Option and the Contract Value. The Annual Maximum will never decrease unless you take an Excess Withdrawal.
How we calculate the Annual Maximum for Dynamic Income
On the Income Benefit Date, the Annual Maximum is equal to the Lifetime Income Percentage for the Dynamic Income Payment Option multiplied by the Contract Value. On each Income Benefit Anniversary thereafter, we calculate the Annual Maximum based on the Dynamic Income Payment Option described below.
How Excess Withdrawals decrease the Annual Maximum
If you take an Excess Withdrawal on or after the Income Benefit Date, the Annual Maximum will decrease on the next Income Benefit Anniversary after the Excess Withdrawal is taken by the same percentage that the Contract Value decreased as a result of the Excess Withdrawal.
Income Payment Options: Level Income
On each Income Benefit Anniversary, we increase your Annual Maximum to the Lifetime Income Percentage for the Level Income Payment Options determined on the Income Benefit Date multiplied by the Contract Value if it results in a higher payment. An increase to the Annual Maximum is not available on Income Benefit Anniversaries where the Full Annual Maximum was not taken in the previous Income Benefit Year or where the Contract Value is zero. The Contract Value used to calculate your Annual Maximum is determined at the end of the Business Day after we deduct any Contract Charges and apply any credits, but before we make any Income Payments or deduct Excess Withdrawals.
If a surviving Spouse continues the contract during the previous Income Benefit Year, we may increase the Contract Value to equal the Death Benefit available. On the next Income Benefit Anniversary, we will deduct the amount of any increase from the Contract Value when calculating the Annual Maximum.
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Dynamic Income
On each Income Benefit Anniversary for Index Options where a Performance Lock was not exercised during the previous Income Benefit Year, before we deduct any Contract Charges, apply credits or Daily Adjustments, process any reallocations or transfers, make any Income Payments, or deduct Excess Withdrawals, we weight the Annual Maximum to the Index Option Base in each Index Option as a proportion of the sum of Index Option Bases in all Index Options. For Index Options where a Performance Lock was exercised during the previous Income Benefit Year, before we deduct any Contract Charges, apply credits or Daily Adjustments, process any reallocations or transfers, make any Income Payments, or deduct Excess Withdrawals, we weight the Annual Maximum to the Index Option Base in the Index Option as a proportion of the sum of Index Option Bases in all Index Options at the end of the Business Day the Index Option is reallocated or transferred after each Performance Lock. Once the Contract Value is equal to zero, we continue to weight the Annual Maximum to the same proportion of Contract Value in each Index Option as your allocation proportion from the end of the last Business Day that your Contract Value is positive. You can change the proportion of each Index Option that we use to calculate the Annual Maximum after the Contract Value is equal to zero by providing an Authorized Request to select new proportions. If the Income Benefit Anniversary does not occur on a Business Day, we use the Index Option Base from the next Business Day.
On each Income Benefit Anniversary, the Annual Maximum may change. Any portion of the Annual Maximum weighted to an Index Option with a credit that is applied on the Income Benefit Anniversary will change by the Income Factor multiplied by the credit. Any portion of the Annual Maximum weighted throughout the Index Year to an Index Option where a Performance Lock was exercised during the previous Income Benefit Year, will change by the Income Factor multiplied by the locked Daily Adjustment as a percentage. If there were multiple Performance Locks exercised in the previous Income Benefit Year, all Performance Locks will be accounted for in the change to the Annual Maximum. The Income Factor is shown on the Income Benefit Rider Contract Schedule. Any unlocked Index Options with a Term End Date after the Income Benefit Anniversary will not change the Annual Maximum.
This rider offers single Income Payments and joint Income Payments. If your contract has only one Eligible Person, you must select single Income Payments. If your contract has two Eligible Persons, you may select either single Income Payments or joint Income Payments.
If you select single Income Payments, on the Income Benefit Date, you designate one Eligible Person to be the Covered Person subject to the restrictions in the Eligible Person(s) and Covered Persons(s) provision. We will pay Income Payments as long as the Covered Person is living and this rider has not terminated. We may suspend Income Payments when we receive notice of death of the Covered Person.
If you select joint Income Payments, on the Income Benefit Date, you designate both Eligible Persons to be the Covered Persons. We will pay Income Payments as long as either Covered Person is living and this rider has not terminated. We may suspend Income Payments when we receive notice of death of a Covered Person.
If this rider does not terminate as described below in the Termination of this Rider section, we resume Income Payments upon confirmation the remaining Covered Person is alive and elects to continue the Contract. If the Owner is a custodian and the contract is being held under an eligible individual retirement account, the Base Contract may be continued only if the Spouse is the sole primary Beneficiary named under the beneficiary designation held by the custodian. When we resume Income Payments, we will make Income Payments to the remaining Covered Person and add any previously suspended amount to future Income Payments.
Age of a Covered Person
If the Income Benefit Date is before the first Index Anniversary, on the Income Benefit Date, the Age of the younger Covered Person(s) as of the Index Effective Date must be greater than or equal to the Minimum Exercise Age and the Age of the older Covered Person(s) as of the Index Effective Date must be less than or equal to the Maximum Exercise Age as shown on the Income Benefit Rider Contract Schedule. If the Income Benefit Date occurs on or after the first Index Anniversary, on the Income Benefit Date, the Age of the younger Covered Person(s) on the most recent Index Anniversary must be greater than or equal to the Minimum Exercise Age and the Age of the older Covered Person(s) on the most recent Index Annivesary must be less than or equal to the Maximum Exercise Age. We may require proof of the Age of a Covered Person(s).
After Income Payments begin, we may periodically require proof that any Covered Person(s) is still living.
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Eligible Person(s) and Covered Person(s)
Eligible Persons are determined on the Issue Date based on the contract’s ownership and tax qualification status, and are shown on the Income Benefit Rider Contract Schedule. If an Eligible Person or a Covered Person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required below, or upon the death of an Eligible Person or a Covered Person, we will remove that person from this rider. If an Eligible Person is removed from this rider, you cannot designate that person to be a Covered Person. If a Covered Person is removed from this rider, that person is no longer a Covered Person.
If you add or change an Owner or Beneficiary that person will become an Eligible Person if they are the current Spouse of an existing Eligible Person and meet the requirements below. We will calculate the Lifetime Income Percentage based on the Age of the new Eligible Person on the Index Effective Date and Index Anniversaries, if applicable, in accordance with the How we Calculate the Lifetime Income Percentage provision. At any given time there cannot be more than two Eligible Persons. After the Income Benefit Date, you cannot add or replace a Covered Person even if you add or change an Owner(s), Annuitant(s), or Beneficiary(ies).
If you are the sole individual Owner of the contract:
•	You are an Eligible Person.
•	If the Owner and sole primary Beneficiary are Spouses, the sole primary Beneficiary is also an Eligible Person.
•	If you select single Income Payments, you must designate the Owner to be the Covered Person.
•	If you select joint Income Payments, you must designate the Owner to be a Covered Person.
If the contract is jointly owned:
•	Both Joint Owners are Eligible Persons.
•	The Joint Owners must be Spouses.
•	If you select single Income payments, you may designate either Joint Owner to be the Covered Person.
•	If you select joint Income Payments, you must designate both Joint Owners to be the Covered Persons.
If the Owner is a non-individual:
•	The Annuitant is an Eligible Person.
•
If the Owner is a custodian and the contract is being held under an eligible individual retirement account, and the Annuitant and sole contingent Beneficiary are Spouses, the sole contingent Beneficiary is also an Eligible Person. Naming a Spouse as a contingent Beneficiary is solely for purposes of naming an Eligible Person.

•	If you select single Income Payments, you must designate the Annuitant to be the Covered Person.
•	If the contract is not qualified under the federal tax code, you may not select joint Income Payments.
•	If you select joint Income Payments, you must designate the Annuitant and the sole contingent Beneficiary Spouse to be the Covered Persons.
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How we calculate the Lifetime Income Percentage
On the Index Effective Date, the Lifetime Income Percentage for single and joint Income Payments is equal to the Income Percentage for the Age of the Eligible Person(s). On the Income Benefit Date, your actual Lifetime Income Percentage is determined by the Income Payment Option you select and whether you select single or joint Income Payments.
On each Index Anniversary, until the earliest of the Income Benefit Date or the Income Percentage Increase End Date, if applicable, we add an Income Percentage Increase to each Lifetime Income Percentage. The Income Percentage Increase does not apply to amounts reallocated from the Variable Account Value in the Interim Fund within the last Index Year and any Additional Purchase Payments we receive before the end of the Business Day on the Index Anniversary. If the Income Benefit Date occurs before the first Index Anniversary, an Income Percentage Increase for that Income Benefit Year will not apply. The Income Percentage Increase End Date is shown on the Income Benefit Rider Contract Schedule. This Income Percentage Increase only applies once the younger Eligible
Person’s Age is equal to or greater than the Annual Increase Age as shown on the Income Benefit Rider Contract Schedule.

Additional Purchase Payments received after the Index Effective Date will adjust each Lifetime Income Percentage when the Variable Account Value is reallocated into Index Options. At the time of adjustment, the Income Percentage attributable to the Variable Account Value in the Interim Fund(s) is equal to the Income Percentage for the Eligible Person's attained Age on the current Index Anniversary, or the most recent Index Anniversary if the reallocation is not on an Index Anniversary. The current Lifetime Income Percentage is adjusted based upon the proportion of the Variable Account Value in the Interim Fund(s) to the total Contract Value, and the proportion of the sum of all Index Option Values to the total Contract Value. For any Additional Purchase Payments we receive before the end of the Business Day on an Index Anniversary, the same adjustment will be applied to the Lifetime Income Percentage.
After the Income Benefit Date, the Lifetime Income Percentage will not change.
How we calculate the Level Income Guarantee Payment Percentage
If the Income Benefit Date is before the first Index Anniversary, on the Income Benefit Date, your Level Income Guarantee Payment Percentage is based on the Age of the Covered Person(s) on the Index Effective Date. If the Income Benefit Date occurs on or after the first Index Anniversary, on the Income Benefit Date, your Level Income Guarantee Payment Percentage is based on the Age of the Covered Person(s) on the most recent Index Anniversary. After the Income Benefit Date, the Level Income Guarantee Payment Percentage will not change.

Contract Value

The following is added to “Contract Value” in the Base Contract.
Part A Index Options are available before the Income Benefit Date. Part B Index Options are available on and after the Income Benefit Date. Any Index Option Values in Part A Index Options will be reallocated to Part B Index Options according to the Authorized Request you provide when you begin Income Payments. Part A Index Options and Part B Index Options are identified on the applicable Index Option Contract Schedule(s).

Performance Lock

The following is added to the “Performance Lock” section in the Performance Lock Rider.
Any Performance Lock(s) and Early Reallocation Request(s) you initiate and that would otherwise occur on the Income Benefit Date will be declined.
If the Contract Value is equal to zero, you can request a Performance Lock of the Daily Adjustment for any unlocked Index Options, or to reallocate a locked Index Option, by providing an Authorized Request. After the Contract Value is equal to zero, we use the proportions in each Index Option, instead of Index Option Value(s) or Index Option Base(s), for calculations on the contract.
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Contract Charges

The following is added to the “Product Fee” provision under the “Contract Charges” section of the Base Contract.
The Rider Fee, if any, for this rider is shown on the Income Benefit Rider Contract Schedule. The Rider Fee is assessed and deducted in the same manner as the Product Fee described in the Base Contract.
If this rider terminates before the Income Benefit Date due to the death of an Eligible Person or Owner or the Annuitant if the Owner is a non-individual, we refund any Rider Fees accrued and deducted after the date of death. If this rider terminates on or after the Income Benefit Date due to the death of a Covered Person or Owner (or Annuitant if the Owner is a non-individual), we deduct the final Rider Fee before calculating the Death Benefit. The deduction of the Rider Fee is not subject to a Withdrawal Charge.
On the date the rider terminates, we deduct any Rider Fee that was accrued but not yet deducted as the final Rider Fee. The Rider Fee will terminate on the earliest of:
•	the date the Contract Value is equal to zero;
•	the date of Termination of this rider; or
•	the Business Day before the Annuity Date.

Withdrawals

The following is added to the “Withdrawal Charge” provision of the Base Contract.
Withdrawal Charge
Penalty-free Withdrawals also include withdrawals taken as Income Payments. The following replaces "Required Minimum Distributions" in the Base Contract.
Required Minimum Distributions
If this contract is an Individual Retirement Annuity (IRA) or the Owner is a custodian and the contract is being held under an eligible individual retirement account, you may be required by the Internal Revenue Code to take Required Minimum Distributions. To satisfy such requirement for this contract only, you may take a withdrawal as a Required Minimum Distribution by providing us an Authorized Request. Such withdrawal may not be greater than the Required Minimum Distribution of the current calendar year less any amount previously withdrawn as a Required Minimum Distribution or Partial Withdrawal. It will not be treated as an Excess Withdrawal, Withdrawal Charges will not apply at the time you take a Required Minimum Distribution and it will not reduce the Withdrawal Charge Basis(es), but it will reduce your Free Withdrawal Amount and any other contract values accordingly. If you take a withdrawal and do not indicate that it is a Required Minimum Distribution through an Authorized Request, it will be treated as a Partial Withdrawal.
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Annuity Payments

The following is added to “Annuity Payments” in the Base Contract.
If You Elected Income Payments
You are required to begin Annuity Payments on the Maximum Annuity Date unless the Contract Value has been reduced to zero. If you are taking Income Payments on the Annuity Date and the Contract Value is greater than zero, Income Payments will terminate.
If you begin Annuity Payments and select either Option B, if you elected single Income Payments, or Option F, if you elected joint Income Payments, we will convert your Income Payments to Annuity Payments, and we will establish a Remaining Value that is equal to the Contract Value on the Annuity Date. Annuity Payments will decrease the Remaining Value by the amount of each Annuity Payment. The Annuity Phase terminates on the death of the last surviving Annuitant and payment of any Remaining Value. If you select any other Annuity Option, we will not convert your Income Payments to Annuity Payments.
If you do not select an Annuity Option or payment frequency before the Maximum Annuity Date, we will convert your Income Payments to Annuity Payments at the same frequency you were previously receiving Income Payments according to either Option B, if you previously elected single Income Payments, or Option F, if you previously elected joint Income Payments.
Single-life Annuity Payments under Option B based on the Annual Maximum
If you take Annuity Payments based on the Annual Maximum and you elected single Income Payments, the Covered Person becomes the Annuitant, and we will pay Annuity Payments as long as the Annuitant is living. Total Annuity Payments for each Index Year will be equal to the greater of the annual Annuity Payments under Option B based on the Contract Value or the current Annual Maximum.
When the Annuitant dies, Annuity Payments will terminate, and we will pay any Remaining Value to the Beneficiary(ies). The last
Annuity Payment will be the one that is due before the Annuitant’s death.
Joint-life Annuity Payments under Option F based on the Annual Maximum
If you take Annuity Payments based on the Annual Maximum and you elected joint Income Payments, both Covered Persons become Joint Annuitants, and we will pay Annuity Payments as long as either Joint Annuitant is living. Total Annuity Payments for each Index Year will be equal to the greater of the annual Annuity Payments under Option F based on the Contract Value or the current Annual Maximum.
When both Joint Annuitants have died, Annuity Payments will terminate and we will pay any Remaining Value to the Beneficiary(ies).
The last Annuity Payment will be the one that is due before the last surviving Joint Annuitant’s death.
If you selected Dynamic Income and we convert your Income Payments to Annuity Payments on the Maximum Annuity Date, you may continue to weight the Annuity Payments to the Annual Maximum to the same proportion of Contract Value in each Index Option as your allocation proportion from the end of the last Business Day prior to the Maximum Annuity Date, or you may select new proportions for the Annuity Payments by providing us an Authorized Request before the next Index Anniversary. If the current Annual Maximum has changed as a result of a credit or the locked Daily Adjustment if a Performance Lock was exercised, as described under the Dynamic Income section, the Annuity Payments will change by the product of the Income Factor multiplied by the credit or the locked Daily Adjustment.

Ownership

The following is added to “Assignment of this contract” in the Base Contract.
Assignment of this contract
An assignment does not change any existing Eligible Person or Covered Person, subject to the limitations as described in the Eligible Person(s) and Covered Persons(s) provision.
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General Provisions

The following is added to “General Provisions” in the Base Contract.
Misstatement of Age of a Covered Person
If there is a misstatement of the Age of a Covered Person, we will adjust the Annual Maximum based on the correct Lifetime Income Percentage or Level Income Guarantee Payment Percentage, as applicable. If the misstatement caused an underpayment, we will pay you the difference in one payment. If the misstatement caused an overpayment, we will reduce your next Income Payment by the amount of the difference. If the amount of the difference is larger than your next Income Payment, we will reduce the subsequent Income Payment, and so on until the entire difference has been subtracted. Any underpayment or overpayment will not include interest.
The following is added to “Divorce” in the Base Contract.
Divorce
If at any time Eligible Persons or joint Covered Persons are no longer Spouses you must send us notice of the divorce as an Authorized Request. If we receive such notice, we will remove one former Spouse from the contract as an Eligible Person or Covered Person. If we receive such notice on or prior to the Income Benefit Date, joint Income Payments will not be available to you, unless you add an additional Eligible Person.
Contracts Owned by Individuals
If you had been taking joint Income Payments before the Covered Persons divorce, we will continue to pay joint Income Payments to the remaining Owner as long as the remaining Owner is living.
Contracts Owned by Non-Individuals
If you had been taking joint Income Payments before the Covered Persons divorce, we will continue to pay joint Income Payments to the Owner as long as the Annuitant is living.

Termination of this Rider

This rider terminates on the earliest of:
•
the date you notify us by an Authorized Request that you wish to remove this rider from your contract. You can request to remove the rider on any Index Anniversary that occurs on or after the Earliest Rider Removal Date as shown on the Income Benefit Rider Contract Schedule and before your Income Benefit Date as long as your Contract Value is positive. To remove this rider from the Base Contract we must receive your Authorized Request before an Index Anniversary. Your request is then effective on the next Index Anniversary or on the next Business Day if the Index Anniversary is not a Business Day;

•	the Income Benefit Date if your Annual Maximum is less than the Minimum Income Payment;
•	on the Income Benefit Anniversary following an Excess Withdrawal that reduces the Annual Maximum below the Minimum Income Payment;
•	the date all Eligible Persons have been removed from this rider;
•	the date of death of the last surviving Eligible Person;
•	the date all Covered Persons have been removed from this rider;
•	the date of death of the last surviving Covered Person;
•
at the end of the Business Day, after the death of an Owner (or Annuitant if the Owner is a non-individual), we first receive a Valid Claim from any one Beneficiary to elect a Death Benefit payment option, unless the Spouse, who is a Beneficiary and an Eligible Person or Covered Person (if Income Payments have begun) chooses to continue the Base Contract;

•	the date all Eligible Persons have exceeded the Maximum Exercise Age; or
•	the date the Base Contract terminates.
If there are any conflicts in the “Termination of this Rider” section of Part B Index Option Riders, the following replaces the
“Termination of this Rider” section.
This rider terminates on the date the Base Contract terminates.
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Reinstatement of this Rider

Once this rider terminates, it may not be reinstated.
In all other respects the provisions, conditions, exceptions and limitations contained in the contract remain unchanged and apply to this rider.
Signed for the Company at its home office.

              Allianz Life Insurance Company
                        of North America
       [                                        ]
                                                                           [Gretchen Cepek]                                                                              [Jasmine M. Jirele]
                                                                                   Secretary                                                                                       President and CEO
                           To obtain information, make an inquiry, or for assistance with a complaint, please call our toll-free number at [800.624.0197].
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